TherapeuticsMD, Inc. 10-K

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Nos. 333-185156, 333-207837, 333-201171) on Form S-3 and (No. 333-191730) on Form S-8 of TherapeuticsMD, Inc. of our report dated March 12, 2015, with respect to the consolidated statements of operations, stockholders’ equity, and cash flows of TherapeuticsMD, Inc., for the year ended December 31, 2014 included in this annual report (Form 10-K).

/s/ Rosenberg Rich Baker Berman & Company

Somerset, NJ

February 28, 2017